Exhibit 99.1

The information below is an English translation of the public announcement made by Femco Steel Technology Co., Ltd. on the Market Observation Post System (MOPS), accessible on the MOPS’ website at www.mops.twse.com.tw, which was originally issued in Chinese. Attempts to provide an accurate translation of the transcript in Chinese have been made, but due to linguistic nuances, slight differences may exist.

No. of announcement	1	Date of Announcement	112/12/15	Time of Announcement	19:35:53
Announcing Person	Warren Huang	Title	General Manager	Tel:	+886 5 221 2555
Subject	The Board of Directors has approved the authorization for the Chairman to sign the final agreement with Chenghe Acquisition I Co.
Compliance Provision	No.	8		Date of Occurrence	112/12/15
Description

1.Date of Occurence:112/12/15

2. Counter party: Chenghe Acquisition I Co. (NASDAQ: LATG)

3. Relationship with the Company: None.

4. Effective date of agreement: N/A

5. Main content: the Board of Directors has approved the authorization of the Chairman to sign the final agreement with Chenghe Acquisition I Co. It is planned to have an entity, after the Company’s internal restructuring, to be listed on the NASDAQ following the SPAC model.

6. Restrictive Covenants: as set forth in the agreement

7. Commitments: as set forth in the agreement

8. Other material clauses: as set forth in the agreement

9. Impact to the Company’s financial and business: The signing of the final agreement will have a positive impact on the Company's brand growing and global development.

10. Purpose: after execution of the final agreement by the parties, it is planned to have an entity, after the Company’s internal restructuring, to be listed on the NASDAQ.

11. Other matters:

(1)       Following the Company’s business strategy, in order to enhance the operating efficiency of the Company and in consideration of the Company’s long-term global development, to have an entity, after the Company’s internal restructuring, to be listed on the NASDAQ following the SPAC model. This may contain investment risks, and investors should be cautiously before any investment. Relevant information will be announced if required by regulations. Investors can also refer to the Company’s webpage (https://fstshafts.com.tw).

(2)       The effective date of the agreement will be announced later after execution by both parties.

The paragraphs below were not a part of , nor included in, the public announcement of FST (as defined below).

Important Additional Information Regarding the Transaction Will Be Filed With the SEC

This communication relates to a potential business combination between Chenghe Acquisition I Co. (“SPAC”) and Femco Steel Technology Co., Ltd. (“FST”). This communication does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. If a legally binding definitive agreement with respect to the proposed business combination is executed, FST intends to file a Registration Statement on Form F-4 with the SEC, which will include a document that serves as a joint prospectus and proxy statement, referred to as a proxy statement/prospectus. A proxy statement/prospectus will be sent to all SPAC shareholders.

Investors and security holders will be able to obtain free copies of the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by SPAC and FST through the website maintained by the SEC at www.sec.gov. The documents filed by SPAC and FST with the SEC also may be obtained free of charge upon written request to Chenghe Acquisition I Co., 38 Beach Road #29-11, South Beach Tower, Singapore.

Caution About Forward-Looking Statements

This communication may contain forward-looking statements within the meaning of section 27A of the Securities Act, and section 21E of the Exchange Act that are based on beliefs and assumptions and on information currently available to SPAC and FST. These forward-looking statements are based on SPAC’s and FST’s expectations and beliefs concerning future events and involve risks and uncertainties that may cause actual results to differ materially from current expectations. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “target,” “seek” or the negative or plural of these words, or other similar expressions that are predictions or indicate future events or prospects, although not all forward-looking statements contain these words. Any statements that refer to expectations, projections or other characterizations of future events or circumstances, including the anticipated signing of a definitive business combination agreement between the parties and the timing and the terms of such agreement, are also forward-looking statements. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict, are beyond the control of SPAC and FST, and will differ from assumptions. These forward-looking statements are subject to a number of risks and uncertainties, as set forth in the section entitled “Risk Factors” in SPAC’s Annual Report for the year ended December 31, 2022, which was filed with the SEC on April 19, 2023, and in the other documents that SPAC and/or FST have filed, or will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. The risks and uncertainties above are not exhaustive, and there may be additional risks that neither SPAC nor FST presently know or that SPAC and FST currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. Accordingly, undue reliance should not be placed upon the forward-looking statements. While SPAC and FST may elect to update these forward-looking statements, SPAC and FST specifically disclaim any obligation to do so, except as required by law.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or an exemption therefrom.

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